UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2025

Essential Utilities, Inc.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-06659	23-1702594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.50 par value	WTRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 7, 2025, Essential Utilities, Inc. (the “Company”) issued $500,000,000 principal amount of its 5.250% Senior Notes due 2035 (the “Notes”). The Notes were issued pursuant to the indenture, dated as of April 23, 2019 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of April 23, 2019 (the “First Supplemental Indenture”), and the Ninth Supplemental Indenture, dated as of August 7, 2025 (the “Ninth Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), each between the Company and U.S. Bank Trust Company, National Association, as successor trustee. The Notes will bear interest at a rate of 5.250% per annum. Interest on the Notes will be payable semi-annually on February 15 and August 15, commencing February 15, 2026. The Notes will mature on August 15, 2035.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare such Notes immediately due and payable.

Upon at least 10 but no more than 60 days’ notice to holders of the Notes, the Company may redeem the Notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at a redemption price (1) prior to May 15, 2035 (the “Par Call Date”) equal to the greater of a make-whole amount and the principal amount and (2) on or after the Par Call Date equal to the principal amount, in each case plus accrued and unpaid interest, as specified in the Indenture.

The descriptions of the Indenture and the Notes contained herein are qualified in their entirety by reference to the Base Indenture, the First Supplemental Indenture and the Ninth Supplemental Indenture (including the form of global note for the Notes) filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report and are incorporated herein by reference as though each were fully set forth herein.

Item 8.01	Other Events.

In connection with the offering (the “Offering”) of the Notes, the Company entered into an underwriting agreement, dated August 5, 2025 (the “Underwriting Agreement”), with BofA Securities, Inc., Wells Fargo Securities, LLC and Huntington Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report and incorporated herein by reference.

The Offering closed on August 7, 2025. The Notes were issued and sold in a registered public offering pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-277563), including a prospectus supplement dated August 5, 2025, to the prospectus contained therein dated March 1, 2024, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated August 5, 2025, among Essential Utilities, Inc. and BofA Securities, Inc., Wells Fargo Securities, LLC and Huntington Securities, Inc., as representatives of the several underwriters named in Schedule I thereto.

4.1	Indenture, dated as of April 23, 2019, between Aqua America, Inc. and U.S. Bank N.A., as trustee (previously filed as Exhibit 4.4 to the Company’s current report on Form 8-K filed April 23, 2019, File No. 001-06659).

4.2	First Supplemental Indenture, dated as of April 23, 2019, between Aqua America, Inc. and U.S. Bank N.A., as trustee (previously filed as Exhibit 4.5 to the Company’s current report on Form 8-K filed April 23, 2019, File No. 001-06659).

4.3	Ninth Supplemental Indenture, dated as of August 7, 2025 between Essential Utilities, Inc. and U.S. Bank Trust Company, National Association, as successor trustee.

4.4	Form of Global Note for the Notes (included in Exhibit 4.3).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted in inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Essential Utilities, INC.

Date: August 7, 2025	By:	/s/ Christopher P. Luning
	Name:	Christopher P. Luning
	Title:	Executive Vice President, General Counsel